FOULSTON & SIEFKIN L.L.P.
700 Fourth Financial Center
Wichita, Kansas 67202
(316)267-6371

March 29, 1996
AmVestors Financial Corporation
415 S.W. Eighth Avenue
Topeka, Kansas 66603

    Re:  Registration Statement on Form S-3
      AmVestors Financial Corporation 1995 Agents Stock Option Plan

Dear Sirs:

    We have acted as special counsel to AmVestors Financial Corporation, a Kansas corporation (the
"Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 and exhibits thereto (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock, no par value (the
"Shares"), which may be offered pursuant to the Company's 1995 Agents Stock Option Plan (the "Plan").

    In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

    1.  The organization of the Company; and

    2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plan.


    Based upon such examination, we are of the opinion that:

    (a) The Company is a corporation, validly existing and in good standing under the laws of the State of Kansas;



Exhibit 5.1

    (b) The Company has taken all necessary and required corporate action in connection with the creation of the Plan; and

    (c) When the Registration Statement shall have been filed with the Securities and Exchange
Commission, the Shares will, when issued pursuant to and as described in the Registration Statement and the Plan and upon receipt by the Company of the consideration for such shares as described in the Registration Statement and the Plan, be duly authorized, validly issued, fully paid, and nonassessable.


    We hereby consent (i) to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares covered by the Registration Statement, and (ii) to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.


                   Very truly yours,



                   FOULSTON & SIEFKIN L.L.P.